                         [WHITE & CASE LLP LETTERHEAD]

                                                                    EXHIBIT 5.1

                                                             September 30, 1998

Newmont Mining Corporation
1700 Lincoln Street
Denver, CO 80203

Ladies and Gentlemen:

  We have acted as counsel for Newmont Mining Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed issuance of up to 10,694,245 shares (the "Shares") of common stock, par value $1.60 per share, of the Company (the "Company Common Stock") which are proposed to be issued by the Company in connection with the merger (the "Merger") of Newmont Gold Company, a Delaware corporation ("NGC") and NGC Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of the Company. Pursuant to the Merger, all shares of NGC common stock (other than those held in NGC's treasury or by any subsidiary of Newmont Mining which will be cancelled and other than shares of NGC common stock, if any, held by stockholders who perfect their appraisal rights under Delaware law) will be converted into the right to receive 1.025 shares of Company Common Stock.

  We have examined such certificates of public officials, certificates of corporate agents and certificates of officers of the Company, and the originals (or copies thereof certified to our satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures on and the authenticity of all documents so examined. Also, we have relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

  Based upon the foregoing, it is our opinion that, when the Registration Statement has become effective under the Securities Act, the Merger has become effective in accordance with the General Corporation Law of the State of Delaware, the certificates representing the Shares have been duly signed by the Company and countersigned by the transfer agent and registrar of the Company, and the Shares have been issued and delivered as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                          /s/ White & Case LLP

MSB:JMC:PCB